GRAFTECH INTERNATIONAL LTD. SERVICE-BASED CASH INCENTIVE AWARD AGREEMENT THIS SERVICE-BASED CASH INCENTIVE AWARD AGREEMENT (this “Agreement”), made as of March [_], 2026, is entered into by and between GrafTech International Ltd. (the “Company”) and [__________] (the “Participant”). In consideration of the terms and conditions and mutual promises set forth or described in this Agreement, plus other good and valuable consideration, the receipt by the parties hereto and the sufficiency and adequacy of which are hereby acknowledged by such parties, the Company and the Participant hereby agree as follows: 1. Grant of the Service-Based Cash Incentive Award. The Company has granted the Participant the opportunity to earn a cash award equal to $[_______], subject to the terms and conditions set forth herein (the “Cash Incentive Award”). 2. Grant Date. The grant date of the Cash Incentive Award is March [_], 2026 (“Grant Date”). 3. Vesting of the Cash Incentive Award. (a) Standard Vesting. Subject to the provisions of Sections 4, 6 and 7 hereof, one-third of the Cash Incentive Award (rounded to the nearest cent) shall vest on each of the first three anniversaries of the Grant Date (each such date, a “Vesting Date”), provided that the Participant remains in continued Employment with the Company through each such Vesting Date. (b) Vesting Upon Retirement. Notwithstanding Section 3(a) hereof, if the Participant’s Employment is terminated by the Participant as a result of the Participant’s Retirement that occurs after the Grant Date, to the extent any portion of the Cash Incentive Award remains unvested as of the date of the Participant’s Retirement, the vesting of the Cash Incentive Award shall accelerate on a pro-rata basis on the date of the Participant’s Retirement as described on Appendix A attached hereto. Such vested portion of the Cash Incentive Award will be paid in accordance with Section 6 hereof; provided, however, the Participant continues to comply with any non-competition, non-solicitation, confidentiality or any other restrictive covenant in favor of the Company that applies to the Participant (“Restrictive Covenant”) following the Participant’s Retirement. For purposes of this Agreement, “Retirement” means the termination of the Participant’s Employment after (i) the Participant has reached at least age 60 with at least five years of Employment or at least age 55 with at least 10 years of Employment and (ii) the Participant has provided the Company with at least six months’ advance written notice of the Participant’s intent to retire from Employment (or contemplation of such retirement), unless such notice requirement has been waived by the CEO of the Company or the Committee (either in its sole discretion). (c) Vesting Upon Termination Due to Death or Disability. Notwithstanding Section 3(a) hereof, if the Participant’s Employment is terminated by the Participant due to the Participant’s death or Disability, any portion of the Cash Incentive Award that remains unvested Exhibit 10.1

2 as of the date of such termination shall immediately vest in full and will be paid in accordance with Section 6 hereof. For purposes of this Agreement, “Disabled” shall mean (i) the Participant is unable to engage in any substantial gainful activity due to medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, or (ii) due to any medically determinable physical or mental impairment expected to result in death or last for a continuous period not less than 12 months, the Participant has received income replacement benefits for a period of not less than three months under an accident and health plan sponsored by the Company. (d) Vesting Upon Termination Without Cause. Notwithstanding Section 3(a) hereof, if the Participant’s Employment is terminated by the Company without Cause that occurs prior to the last Vesting Date under this Agreement, to the extent any portion of the Cash Incentive Award remains unvested as of the date of such termination, the Participant shall immediately vest in the Cash Incentive Award on a pro-rata basis in an amount equal to the difference (rounded to the nearest whole dollar) between (i) the product of (A) the total amount of the Cash Incentive Award subject to this Agreement, multiplied by (B) a fraction (in no case greater than 1), the numerator of which is the number of calendar days from the Grant Date through and including the date of such termination, and the denominator of which is the number of days from the Grant Date through and including the third anniversary of the Grant Date, minus (ii) the total amount of the Cash Incentive Award that has already vested under this Agreement prior to the date of such termination. Any amount of the Cash Incentive Award that vests in accordance with this Section 3(d) shall become payable in accordance with Section 6 hereof. 4. Change in Control. (a) In the event of a Change in Control, except to the extent that a Replacement Award is provided to the Participant in accordance with this Section 4 to continue, replace or assume such Cash Incentive Award (the “Replaced Award”), any then- outstanding portion of the Cash Incentive Award will become nonforfeitable immediately prior to the Change in Control and will be payable to the Participant in accordance with Section 6 hereof (even in the event that the Participant’s Employment is terminated on the date of such Change in Control). (b) A “Replacement Award” means an award (i) of the same type (e.g., time- based cash award) as the Replaced Award, (ii) that has a value at least equal to the applicable value of the Replaced Award, (iii) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (iv) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 4(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

3 (c) If, after receiving a Replacement Award, the Participant experiences a termination of employment with the Company (and its successors) (as applicable, the “Successor”) by reason of a termination by the Successor without Cause or by the Participant for Good Reason, in each case within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall become nonforfeitable and payable with respect to the time-based cash award covered by such Replacement Award upon such termination. If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding portion of the Cash Incentive Award that at the time of the Change in Control is not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be nonforfeitable at the time of such Change in Control. 5. Certain Defined Terms. For purposes of this Agreement, the following terms have the following definitions: (a) “Board of Directors” means the Board of Directors of the Company. (b) “Cause” means: (i) gross negligence or willful failure by the Participant to perform the Participant’s duties and responsibilities to the Successor after written notice thereof and a failure to remedy such failure within twenty (20) days of such notice; (ii) commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct by the Participant, at the Participant’s direction, or with the Participant’s prior personal knowledge that has caused or is reasonably expected to cause injury to the Successor; (iii) the Participant’s conviction of, or pleading guilty or nolo contendere to, (A) a felony or (B) a crime that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties and responsibilities to the Successor, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business, business reputation or business relationships of the Successor; (iv) material unauthorized use or disclosure by the Participant of any confidential information of the Successor or any other party to whom the Participant owes an obligation of nonuse and nondisclosure as a result of the Participant’s relationship with the Successor unless otherwise permitted; (v) breach by the Participant of any of the Participant’s material obligations under any written agreement with the Successor or of the Successor’s code of conduct, code of ethics or any other material written policy or of a fiduciary duty or responsibility to the Successor after written notice thereof and a failure to remedy such breach within twenty (20) days of such notice; or (vi) the Participant’s misappropriation of the assets or business opportunities of the Successor. (c) “Change in Control” means the occurrence (after the Grant Date) of any of the following events: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a

4 “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of members of the Board of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below); (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 35% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 35% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership of 35% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 35% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition; (ii) individuals who, as of January 1, 2026, constitute the Board of Directors (as modified by the remainder of this subsection (ii), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a member of the Board of Directors subsequent to January 1, 2026 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee as a member of the Board of Directors, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such

5 individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of members of the board of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (iv) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above. (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder. (e) “Committee” means the Human Resources and Compensation Committee of the Board (or its successor).

6 (f) “Employment” means the period during which an individual is classified or treated by the Company as an employee, non-employee director, consultant, or other service provider of the Company, as applicable. (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder. (h) “Good Reason” means any of the following events has occurred without the Participant’s express prior written consent (provided that (i) within ninety (90) days after the Participant learns of the occurrence of such event, the Participant gives written notice to the Successor describing such event and demanding cure, (ii) such event is not fully cured within thirty (30) days after such notice is given, and (iii) the Participant terminates the Participant’s employment with the Successor within thirty (30) days thereafter): (A) the Successor materially breaches any of its obligations in this Agreement; (B) the Successor materially diminishes the Participant’s base salary (provided, however, that any across-the-board reduction in base salaries of 30% or less that is part of a reduction applicable to all similarly situated employees of the Successor will not (by itself) be deemed to constitute a “Good Reason” event hereunder); (C) the Successor materially diminishes the Participant’s job title and/or the nature and/or scope of the Participant’s job responsibilities and duties; or (D) the Successor relocates the facility that is the Participant’s principal place of business with the Successor to a location more than fifty (50) miles from the immediately preceding location (excluding travel in the ordinary course of business), unless the Successor maintains or provides an alternate business location within fifty (50) miles of the immediately preceding location that includes a reasonably suitable office for the Participant to continue to perform the Participant’s duties, or permits the Participant to perform the Participant’s duties from a home office. The Participant may not invoke termination for Good Reason if Cause exists at the time of such termination. (i) “Subsidiary” means any “subsidiary” of an applicable entity within the meaning of Rule 405 under the Securities Act of 1933, as amended. 6. Payment of the Cash Incentive Award. Subject to Section 9 hereof, within thirty (30) days following the applicable Vesting Date (or, if applicable, the date of a termination due to death or Disability for any portion of the Cash Incentive Award vesting pursuant to Section 3(c), the date of a termination without Cause for any portion of the Cash Incentive Award vesting pursuant to Section 3(d), the date of a Change in Control for any portion of the Cash Incentive Award vesting pursuant to Section 4(a) or a subsequent vesting date as described for any portion of the Cash Incentive Award vesting pursuant to Section 4(c))—but in any event no later than the end of the calendar year in which such Vesting Date, termination due to death or Disability, termination without Cause, Change in Control or subsequent vesting date occurs, as applicable—the Company shall pay the vested portion of the Cash Incentive Award to the

7 Participant; provided, however, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, the Cash Incentive Award will be delivered six months and one day after the Participant’s “separation from service” (as defined under Section 409A of the Code), or the Participant’s death, if earlier. 7. Forfeiture; Termination of Employment. Other than as set forth in Section 3 or 4 of this Agreement, any unvested portion of the Cash Incentive Award shall expire and be forfeited upon the termination of Participant’s Employment for any reason without any consideration, and the Participant shall have no further rights thereto. 8. Unfunded and Unsecured General Creditor. The Participant, as a holder of the rights under this Agreement has no rights other than those of a general creditor of the Company. The Cash Incentive Award represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Agreement. 9. Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the vesting or payment of the Cash Incentive Award, the Participant and the Company hereby agree that such obligation, in whole, will be satisfied by the Company withholding a portion of the Cash Incentive Award otherwise so vested or paid. In addition, the Company shall have the right to withhold from any payment of any kind otherwise due to the Participant from the Company, any federal, state, local or foreign taxes or other amounts of any kind required by law to be withheld with respect to the vesting or payment of the Cash Incentive Award so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code. 10. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 10, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. 11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or

8 conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing. 12. No Special Employment Rights; No Right to Award. Nothing contained in this Agreement shall confer upon any Participant any right with respect to the continuation of the Participant’s Employment with the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Cash Incentive Award. The rights or opportunity granted to the Participant on the granting of this Cash Incentive Award shall not give the Participant any rights or additional rights to compensation or damages in consequence of any of: (a) the Participant giving or receiving notice of termination of the Participant’s office or Employment; (b) the loss or termination of the Participant’s office or Employment with the Company for any reason whatsoever; or (c) whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair. 13. Data Privacy. By accepting this Cash Incentive Award, each Participant consents to the collection, holding, processing and transfer of data relating to the Participant and, in particular, to the processing of any sensitive personal data by the Company for all purposes connected with the operation of this Cash Incentive Award, including, but not limited to: (a) holding and maintaining details of the Participant and the Participant’s Cash Incentive Award; (b) transferring data relating to the Participant and the Participant’s Cash Incentive Award to the Company’s registrars or brokers, or any other relevant professional advisers or service providers to the Company; and (c) disclosing details of the Participant and the Participant’s Cash Incentive Award to a bona fide prospective purchaser of the Company (or the prospective purchaser’s advisers). 14. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. 15. Clawback Policies. Notwithstanding anything in this Agreement to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, and/or Company policy, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under this Agreement and the Participant, by accepting this Cash Incentive Award pursuant to this Agreement, agrees to comply with any Company request or demand for such recoupment. In addition, a Participant’s rights, payments, gains and benefits with respect to the Cash Incentive Award shall be subject to, in the sole and good faith judgment of the Committee, reduction, cancellation, forfeiture or recoupment if the Participant violates material Company policies, breaches any Restrictive Covenant, or engages in Detrimental Conduct (as defined below); provided, however, any change to the terms of this Cash Incentive Award shall be effected in a way that causes the Cash Incentive Award to be excluded from the application of, or to comply with, Section 409A of the Code. For the purposes of this Agreement, “Detrimental Conduct” means activities which have been, are or would reasonably be expected to be detrimental to the

9 interests of the Company, as determined in the sole and good faith judgment of the Committee. Such activities include, but are not limited to, gross neglect or willful and continuing refusal by the Participant to substantially perform his or her duties or responsibilities for or owed to the Company, unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of Company confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding regarding the Company, or misappropriation of Company property. Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement or otherwise limits the Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002, or any comparable government agency pursuant to any comparable legislation in non-U.S. jurisdictions), and (ii) nothing in this Agreement or otherwise prevents the Participant from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations, and for purposes of clarity the Participant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act) or to any comparable government agencies pursuant to comparable applicable legislation in non-U.S. jurisdictions. 16. 280G Provisions. (a) Notwithstanding any other provision of this Agreement or any other plan, arrangement, or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company to the Participant or for the Participant’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments within the meaning of Section 280G of the Code and would, but for this Section 16 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) after reduction to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax), notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. (b) Unless the Company and the Participant otherwise agree in writing, any determination required under this Section 16 shall be made in writing in good faith by a nationally recognized accounting firm (the “Accountants”). In the event of a reduction in Covered Payments hereunder, the reduction of the total payments shall apply as follows, unless otherwise agreed in writing and such agreement is in compliance with Section 409A of the Code: (i) first, any cash severance payments due shall be reduced and (ii) second, any acceleration of vesting of any equity shall be deferred with the tranche that would vest last (without any such acceleration) first deferred. For purposes of making the calculations required by this Section 16, the Accountants may make reasonable assumptions and approximations concerning applicable

10 taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 16. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 16. (c) If notwithstanding any reduction described in this Section 16, the Internal Revenue Service (“IRS”) determines that the Participant is liable for the Excise Tax as a result of the receipt of the Covered Payments, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination a portion of such amounts equal to the “Repayment Amount.” The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to any payment of the Covered Payments (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Covered Payments) shall be maximized. The Repayment Amount with respect to the payment of Covered Payments shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the payment of the Covered Payments being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax. Notwithstanding any other provision of this Section 16 if (i) there is a reduction in the payment of Covered Payments as described in this Section 16, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Covered Payments had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those Covered Payments which were reduced pursuant to this Section 16 contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the payment of Covered Payments are maximized. 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. 18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws that would result in the application of the law of any other jurisdiction. 19. Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

11 20. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable. 21. Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries. 22. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company. 23. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Cash Incentive Award by electronic means or request the Participant’s consent to receive this Agreement by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to receive this Agreement through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. 24. Participant Acknowledgment. The Participant hereby acknowledges that the Participant (a) has received a copy of this Agreement, (b) has had an opportunity to review the terms of this Agreement, (c) understands the terms and conditions of this Agreement and (d) agrees to such terms and conditions. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of this Agreement shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon vesting of the Cash Incentive Award and that the Participant should consult a tax advisor prior to such vesting. * * * * *

[Signature Page to the Service-Based Cash Incentive Award Agreement] IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that the Participant has carefully read and understands this Agreement as of the day and year first written above. GrafTech International Ltd. _____________________________ By: Title: _____________________________ Participant:

13 APPENDIX A Retirement Vesting Treatment Under Section 3(b) of the Agreement: When the Participant’s date of Retirement occurs prior to the third anniversary of the Grant Date, then the Participant will accelerate vest as of the date of such Retirement in the amount of the Cash Incentive Award (rounded to the nearest whole cent) for each unvested tranche equal to the product of (i) one- third of the Cash Incentive Award evidenced by this Agreement (rounded to the nearest whole cent), multiplied by (ii) a fraction (in no case greater than 1), the numerator of which is the number of calendar days from the Grant Date through and including the date of such Retirement, and the denominator of which is the number of days from the Grant Date through and including the anniversary of the Grant Date for such unvested tranche. Example: Assume a Cash Incentive Award grant to the Participant of $90,000 under this Agreement with a Grant Date of January 1, 2026, and the Participant experiences a qualifying Retirement on June 30, 2027. In that case, as of the date of such Retirement: (i) $30,000 of the Cash Incentive Award will have already vested for the Participant on the first Vesting Date; (ii) An additional $22,438 will accelerate vest (calculated as the product of (A) $30,000 x (B) 546 / 730) for the second tranche of the then unvested Cash Incentive Award; and (iii) An additional $14,945 will accelerate vest (calculated as the product of (A) $30,000 x (B) 546 / 1,096) for the third tranche of the then unvested Cash Incentive Award. The aggregate amount of the Cash Incentive Award will be $30,000 + $22,438 + $14,945 = $67,383.